As filed with the Securities and Exchange Commission on November 28, 2022

Registration No. 333-268081

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ONCOSEC MEDICAL INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Nevada	2834	98-0573252
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

24 North Main Street

Pennington, New Jersey 08534

(855) 662-6732

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert H. Arch, Ph.D.

President and Chief Executive Officer

24 North Main Street

Pennington, New Jersey 08534

(855) 662-6732

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christopher L. Tinen, Esq. Procopio, Cory, Hargreaves & Savitch, LLP 12544 High Bluff Drive, Suite 400 San Diego, California 92130 (858) 720-6320	M. Ali Panjwani, Esq. Pryor Cashman LLP 7 Time Square New York, New York 10036 (212) 421-4100

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

OncoSec Medical Incorporated, Inc. (the “Company”) is filing this Amendment No. 3 to its Registration Statement on Form S-1 (File No. 333-268081) as an exhibits-only filing, solely to file Exhibits 1.1, 3.7, 5.1 and 5.2. Accordingly, this Amendment No. 3 consists solely of this facing page, this explanatory note, Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the sale of common stock being registered. All amounts are estimates except for the SEC registration fee and the Financial Industry Regulatory Authority, or FINRA, filing fee.

Item	Amount to be paid
SEC registration fee	$2,645
FINRA filing fee	3,500
Printing and engraving expenses	25,000
Legal fees and expenses	175,000
Accounting fees and expenses	25,000
Transfer Agent fees and expenses	100,000
Miscellaneous expenses	50,000

Total	$381,145

Item 14.	Indemnification of Directors and Officers

The Nevada Revised Statutes provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to, our best interests. In a criminal action, the director or officer must not have had reasonable cause to believe his/her conduct was unlawful. Under applicable sections of the Nevada Revised Statutes, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined the officer or director did not meet the standards.

Our bylaws include an indemnification provision under which we must indemnify any of our directors or officers, or any of our former directors or officers, to the full extent permitted by law. We have also entered into indemnification agreements with each of our directors and officers under which we must indemnify them to the full extent permitted by law. If Section 2115 of the California Corporations Code is applicable to us, certain laws of California relating to the indemnification of directors, officer and others also will govern. At present, there is no pending litigation or proceeding involving any of our directors or officers for which indemnification is sought, nor are we aware of any threatened litigation that is likely to result in claims for indemnification. We also maintain insurance policies that indemnify our directors and officers against various liabilities, including liabilities arising under the Securities Act, which may be incurred by any director or officer in his or her capacity as such.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of ours in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act and will be governed by the final adjudication of such issue.

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We have entered into indemnification agreements with each of our directors and intend to enter into such agreements with certain of our executive officers. These agreements provide that we will indemnify each of our directors, certain of our executive officers and, at times, their affiliates to the fullest extent permitted by Nevada law. We will advance expenses, including attorneys’ fees (but excluding judgments, fines and settlement amounts), to each indemnified director, executive officer or affiliate in connection with any proceeding in which indemnification is available and we will indemnify our directors and officers for any action or proceeding arising out of that person’s services as a director or officer brought on behalf of the Company and/or in furtherance of our rights. Additionally, each of our directors may have certain rights to indemnification, advancement of expenses and/or insurance provided by their affiliates, which indemnification relates to and might apply to the same proceedings arising out of such director’s services as a director referenced herein. Nonetheless, we have agreed in the indemnification agreements that the Company’s obligations to those same directors are primary and any obligation of the affiliates of those directors to advance expenses or to provide indemnification for the expenses or liabilities incurred by those directors are secondary.

We also maintain general liability insurance which covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act.

The Placement Agent Agreement filed as Exhibit 1.1 to this registration statement provides for indemnification of us and our directors and officers by the placement agent against certain liabilities under the Securities Act and the Exchange Act.

Item 15.	Recent Sales of Unregistered Securities

On August 2, 2021, we issued a total of 568 shares of our common stock to a third-party firm pursuant to a consulting agreement at a market price of $48.84 per share for services rendered.

The securities above were offered and sold without registration under the Securities Act of 1933, as amended, or the Securities Act, pursuant to the exemption provided in Section 4(a)(2) under the Securities Act as a transaction not involving a public offering as well as similar exemptions under applicable state laws, in reliance on the following facts: no general solicitation was used in the offer or sale of such shares; the recipient of such shares represented that it was acquiring the shares for investment for its own account and not with a view to or for resale in connection with any distribution thereof within the meaning of the Securities Act; the recipient of such shares had adequate access to information about us; the recipient of such shares represented that it had a preexisting business or personal relationship with us or had the capacity to protect its own interests in connection with acquiring such shares; and such shares were issued as restricted securities with restricted legends referring to the Securities Act. The information presented above with respect to securities sold or granted and the exercise price of certain securities has been adjusted to reflect the Reverse Stock Split.

Item 16.	Exhibits and financial statement schedules

(a) Exhibits

See the Exhibit Index List below, which is incorporated by reference herein.

Exhibit Number	Description of Exhibits

1.1*	Form of Placement Agent Agreement

3.1	Articles of Incorporation of OncoSec Medical Incorporated, as amended (incorporated by reference to Exhibit 3.1 on our Annual Report on Form 10-K, filed on October 25, 2017).

3.2	Certificate of Change to amend the Articles of Incorporation of OncoSec Medical Incorporated, as filed with the Nevada Secretary of State on May 20, 2019 (incorporated by reference to Exhibit 3.1 on our Current Report on Form 8-K, filed on May 20, 2019).

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3.3	Certificate of Change to amend the Articles of Incorporation of OncoSec Medical Incorporated, as filed with the Nevada Secretary of State on September 6, 2019 (incorporated by reference to Exhibit 3.4 on our Annual Report on Form 10-K, filed on October 25, 2019).

3.4	Amended and Restated Bylaws of OncoSec Medical Incorporated (incorporated by reference to Exhibit 3.4 on our Annual Report on Form 10-K, filed on October 31, 2022).

3.5	Certificate of Amendment of Amended and Restated Articles of Incorporation of OncoSec Medical Incorporated (incorporated by reference to Exhibit 3.1 on our Current Report on Form 8-K, filed on May 29, 2020).

3.6	Certificate of Change to amend the Articles of Incorporation of OncoSec Medical Incorporated, as filed with the Nevada Secretary of State on November 1, 2022 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K, filed November 8, 2022.

3.7*	Form of Certificate of Amendment to the Articles of Incorporation of OncoSec Medical Incorporated

4.1	Registration Rights Agreement, dated as of February 7, 2020, by and between OncoSec Medical Incorporated and Grand Decade Developments Limited (incorporated by reference to Exhibit 4.1 on our Current Report on Form 8-K, filed on February 10, 2020).

4.2	Registration Rights Agreement, dated as of February 7, 2020, by and between OncoSec Medical Incorporated and Sirtex Medical US Holdings, Inc. (incorporated by reference to Exhibit 4.2 on our Current Report on Form 8-K, filed on February 10, 2020).

4.3	Description of Securities of OncoSec Medical Incorporated (incorporated by reference to Exhibit 4.3 on our Form 10-K, filed on October 29, 2021).

4.4	Form of Pre-Funded Warrant issued in connection with this Offering (incorporated by reference to Exhibit 4.4 of our Registration Statement on Form S-1, filed on November 23, 2022).

4.5	Form of Series A Common Stock Warrant issued in connection with this Offering (incorporated by reference to Exhibit 4.5 of our Registration Statement on Form S-1, filed on November 23, 2022)

4.6	Form of Securities Purchase Agreement issued in connection with this Offering (incorporated by reference to Exhibit 4.6 of our Registration Statement on Form S-1, filed on November 23, 2022)

4.7	Form of Series B Common Stock Warrant issued in connection with this Offering. (incorporated by reference to Exhibit 4.7 of our Registration Statement on Form S-1, filed on November 23, 2022)

4.8	From of Voting Agreement (incorporated by reference to Exhibit 4.8 of our Registration Statement on Form S-1, filed on November 23, 2022)

4.9	Form of Lock-Up Agreement (incorporated by reference to Exhibit 4.9 of our Registration Statement on Form S-1, filed on November 23, 2022)

5.1*	Opinion of Counsel to Registrant.

5.2*	Opinion of Hogan Lovells US, LLP

10.1†	Cross-License Agreement, dated March 24, 2011 by and between OncoSec Medical Incorporated and Inovio Pharmaceuticals, Inc. (incorporated by reference to Exhibit 10.2 on our Quarterly Report on Form 10-Q, filed on June 14, 2011).

10.2#	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.1 on our Current Report on Form 8-K, filed on October 30, 2015).

10.3†	Clinical Trial Collaboration and Supply Agreement, dated as of May 10, 2017, by and between the Company and MSD International GmbH (incorporated by reference to Exhibit 10.11 on our Annual Report on Form 10-K, filed on October 25, 2017).

10.4#	OncoSec Medical Incorporated 2011 Stock Incentive Plan, as amended and restated, dated January 12, 2018 (incorporated by reference to Exhibit 10.1 of our Current Report on Form 8-K, filed with the SEC on January 12, 2018).

10.5	Assignment of Lease, dated March 9, 2018, by and between OncoSec Medical Incorporated and Vividion Therapeutics, Inc. (incorporated by reference to Exhibit 10.1 of our Current Report on Form 8-K, filed on March 22, 2018).

10.6	Sublease, dated March 9, 2018, by and between OncoSec Medical Incorporated and Vividion Therapeutics, Inc. (incorporated by reference to Exhibit 10.3 of our Quarterly Report on Form 10-Q, filed on June 13, 2018).

10.7	Clinical Trial Collaboration and Supply Agreement between OncoSec Medical Incorporated and Merck dated May 8, 2018 (incorporated by reference to Exhibit 10.5 of our Quarterly Report on Form 10-Q, filed on June 13, 2018).

10.8	Lease Agreement, dated February 14, 2018, between OncoSec Medical Incorporated and Mawlt Incorporated (incorporated by reference to Exhibit 10.27 on our Annual Report on Form 10-K, filed on October 19, 2018).

10.9	OncoSec Medical Incorporated Change in Control Plan, effective as of June 7, 2019 (incorporated by reference to Exhibit 10.1 of our Current Report on Form 8-K, filed on June 10, 2019).

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10.10	Stock Purchase Agreement, dated as of August 31, 2018, between OncoSec Medical Incorporated and Alpha Holdings, Inc. (incorporate by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on August 31, 2018).

10.11	Stock Purchase Agreement, dated as of October 10, 2019 (incorporated by reference to Exhibit 10.1 of our Current Report on Form 8-K, filed on October 11, 2019).

10.12	Stock Purchase Agreement, dated as of October 10, 2019 (incorporated by reference to Exhibit 10.2 of our Current Report on Form 8-K, filed on October 11, 2019).

10.13	Stockholder Agreement, dated as of October 10, 2019 (incorporated by reference to Exhibit 10.5 of our Current Report on Form 8-K, filed on October 11, 2019).

10.14	Stockholder Agreement, dated as of October 10, 2019 (incorporated by reference to Exhibit 10.6 of our Current Report on Form 8-K, filed on October 11, 2019).

10.15	License Agreement, dated as of October 10, 2019 (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K, filed on October 11, 2019).

10.16	Service Agreement, dated as of October 10, 2019 (incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K, filed on October 11, 2019).

10.17	Lease Agreement, dated November 20, 2019, between OncoSec Medical Incorporated and 3535/3565 General Atomics Court, LLC (incorporated by reference to Exhibit 10.1 of our Quarterly Report on Form 10-Q, filed on December 13, 2019).

10.18	Amendment Agreement, dated as of November 26, 2019, by and between OncoSec Medical Incorporated and Sirtex Medical US Holdings, Inc., (incorporated by refence to Exhibit 10.2 of our Current Report on Form 8-K, filed with the SEC on November 26, 2019). Amendment Agreement, dated as of November 26, 2019, by and between OncoSec Medical Incorporated and Grand Decade Developments Limited, (incorporated by refence to Exhibit 10.1 of our Current Report on Form 8-K, filed on November 26, 2019).

10.19	Amendment Agreement, dated as of November 26, 2019, by and between OncoSec Medical Incorporated and Sirtex Medical US Holdings, Inc., (incorporated by refence to Exhibit 10.2 of our Current Report on Form 8-K, filed with the SEC on November 26, 2019).

10.20	Separation Agreement between OncoSec Medical Incorporated and Mr. O’Connor, dated June 24, 2021 (incorporated by reference to Exhibit 10.1 of our Current Report on Form 8-K, filed on June 24, 2021).

10.21	Separation Agreement between OncoSec Medical Incorporated and Mr. Leuthner, dated August 13, 2021 (incorporated by reference to Exhibit 10.1 of our Current Report on Form 8-K, filed on August 16, 2021).

10.22#	Executive Employment Agreement between OncoSec Medical Incorporated and Robert H. Arch, dated April 28, 2022 (incorporated by reference to Exhibit 10.1 of our Current Report on Form 8-K, filed on April 29, 2022).

10.23#	Offer Letter between OncoSec Medical Incorporated and George Chi, dated January 28, 2022 (incorporated by reference to Exhibit 10.1 of our Current Report on Form 8-K, filed on February 22, 2022).

21.1	Subsidiaries of the registrant (incorporated by reference to Exhibit 21.1 of our Annual Report on Form 10-K/A, filed on November 28, 2017).

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23.1	Consent of Independent Registered Public Accounting Firm, Mayer Hoffman McCann P.C (incorporated by reference to Exhibit 23.1 of our Registration Statement on Form S-1, filed on November 23, 2022)

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 of our Registration Statement on Form S-1, filed on November 1, 2022).

101.INS*	Inline XBRL Instant Document

101.SCH*	Inline XBRL Taxonomy Extension Schema Document

101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104**	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101) (incorporated by reference to Exhibit 104 of our Registration Statement on Form S-1, filed on November 23, 2022).

107**	Filing Fee Table (incorporated by reference to Exhibit 107 of our Registration Statement on Form S-1, filed on November 23, 2022)

* Filed herewith.

** Previously filed.

†	Denotes management contract or compensatory plan or arrangement.

(b) Financial statement schedules

Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17.	Undertakings

The undersigned registrant hereby undertakes to provide to the placement agent at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

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(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 13 or Section 15(d) or the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pennington, New Jersey on November 28, 2022.

OncoSec Medical Incorporated

By:	/s/ Robert. H. Arch
Name:	Robert H. Arch
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Robert H. Arch	President, Chief Executive Officer and Director	November 28, 2022
Robert H. Arch, Ph.D.	(Principal Executive Officer)

*	Executive Vice President, Finance and Chief Financial Officer	November 28, 2022
George Chi	(Principal Financial Officer)

*	Chair of the Board and Director	November 28, 2022
Linda Shi, M.D., Ph.D.

*	Director	November 28, 2022
Stephany Foster

*	Director	November 28, 2022
Joon Kim

*	Director	November 28, 2022
Herbert Kim Lyerly, M.D.

*	Director	November 28, 2022
Kevin R. Smith

*	Director	November 28, 2022
Chao Zhou

*/s/ Robert H. Arch		November 28, 2022
Robert H. Arch, Attorney-in-Fact

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